EXHIBIT 10.115(c)

                               SECURITY AGREEMENT

      This Security Agreement (Agreement) is made, entered into and executed as of February 13, 2004 by and between NOW Solutions, LLC (Debtor) and Arglen Acquisitions, LLC (Secured Party) with respect to the following:

                                    RECITALS

      A. Vertical Computer Systems, Inc. (Vertical) and Debtor are indebted to Secured Party for the principal sum of Six Hundred Thousand Dollars ($600,000) (Obligation), which Obligation is evidenced by a promissory note (Note) of even date herewith, wherein Debtor and Vertical are Borrowers and Secured Party is Lender.

      B. Debtor desires to pledge to Secured Party its rights in certain intellectual property and personal property, and the proceeds therefrom, as security for the payment of the Note and for the performance of the obligations in this Security Agreement.

                                    AGREEMENT

      In consideration of the Obligation, which is of direct and substantial benefit to Debtor, the mutual covenants contained in this Agreement, and for other good and valuable considerations, the receipt and sufficiency of which are acknowledged, Debtor agrees as follows:

      1. Definitions.

            (a) The term "Accounts" means any right to payment for goods sold or leased, or to be sold or to be leased, or for services rendered or to be rendered, no matter how evidenced, including accounts receivable, contract rights, general intangibles, notes, drafts, acceptances, and other forms of obligations and receivables.

            (b) The term "Collateral" means any and all intellectual and personal property of Debtor that is hereby assigned or hereafter is assigned to Secured Party as security or in which Secured Party now has or later acquires a security interest, including but not limited to the personal property described in Section 3 hereof.

            (c) The term "Debt(s)" or "Obligation(s)" means the payment of the Note and the obligations and undertakings in this Security Agreement.


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            (d) The term "Equipment" means all of Debtor's equipment,  including all furniture, fixtures, machinery and equipment, whether the same constitutes personal property or fixtures, now owned or hereafter acquired by Debtor, wherever situated, including all substitutions, accretions, component parts, replacements thereof and additions thereto, and the proceeds of all the foregoing.

            (e) The term "Intellectual Property" means (i) each of the copyrights and rights and interests capable of being protected as copyrights, which are presently, or in the future may be, owned, authored, acquired, or used by Debtor including all proceeds thereof and all tangible property embodying the copyrights; (ii) each of the trademarks and rights and interests which are capable of being protected as trademarks, which are presently, or in the future may be, owned, created, acquired, or used by Debtor, including all proceeds thereof and all tangible property embodying the trademarks; and (iii) each of the patents and patent applications which are presently, or in the future may be, owned, issued, acquired, or used by Debtor, including all proceeds thereof and all tangible property embodying the patents.

            (f) The term "Inventory" means all of Debtor's inventory consisting of raw materials, work in process, materials used or consumed in its business and all goods held for sale or lease or to be furnished under contract of service, or if they have been leased or so furnished, now owned or later acquired, wherever located.

      2. Grant of Security Interest. Debtor hereby grants, conveys, and assigns to Secured Party, as collateral to secure the performance of the obligations of Debtor as a maker under the Note, all of Debtor's existing and future right, title and interest in, to and under the property listed in Section 3 of this Agreement. The security interest granted herein in the Collateral will be junior to Debtor's present indebtedness to WAMCO 31, Ltd. (WAMCO), as assignee of Coast Business Credit of its successors and assigns. The Secured Party agrees that WAMCO will have the right to require, as a condition to its consent of the security interest provided to the Secured Party herein, that the Secured Party as the holder of the additional security interest or lien sign an intercreditor agreement on WAMCO's then standard form, acknowledge that the security interest is subordinate to the security interest in favor of WAMCO. The Secured Party will not take any action to enforce its subordinate security interest so long as any Obligations, as defined in the Loan Documents between Debtor and WAMCO, remain outstanding.

         3. Description of Property. The Collateral subject to the security interest is as follows:

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            (a)  Intellectual  Property.  All of  Debtor's  present  and  future
Intellectual Property;

            (b) Equipment. All of Debtor's present and future Equipment.

            (c) Accounts Receivable. All of Debtor's present and future accounts and accounts receivable, including all proceeds due under them;

            (d) Inventory. All of Debtor's present and future inventory and the proceeds and products thereof;

            (e) Other Property. All of Debtor's present and future cash, bank accounts, contract rights, and general intangibles; whether any of the foregoing is owned now or acquired later;

            (f) Replacements. All accessions, additions, replacements, and substitutions related to any of the foregoing and all records of any kind relating to any of the foregoing; and

            (g) Proceeds. All proceeds of the sale or other disposition of any of the Collateral described or referenced herein.

      Each and all of the above are assigned to Secured Party by Debtor as security for any and all Obligations of Debtor to Secured Party, whether now owing or later incurred and whether direct, indirect, absolute or contingent.

      4. Covenants of Debtor. Debtor agrees and covenants that Debtor shall promptly pay when due the principal of and interest on the indebtedness evidenced by the Note, and all other sums secured by this Agreement.

      5. Personal Property Free of Security Interests by Subsidiaries. Debtor represents that there are no security agreements or financing statements covering any of the Collateral or its proceeds in favor of Debtor's subsidiaries, or of Debtor's co-maker under the Note, or of any of said co-maker's subsidiaries.

      6. Perfection of Security Interest. Debtor agrees to execute and file financing statements, and do whatever may be necessary under the applicable Uniform Commercial Code in the state or states where the Collateral is located, to perfect and continue Secured Party's interest in the Collateral, all at Debtor's sole cost and expense.

      7. Debtor and Lien Not Released. Any modification of the terms and conditions of the Note, to which all parties to the Note agree in writing, shall not affect the obligations of (i) Debtor, (ii) Debtor's co-maker under the Note,


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or (iii) Debtor's  successors or assigns under this  Agreement  and/or the Note, and to observe the covenants of Debtor contained herein, and shall not affect the lien or priority of lien hereof on the Collateral.

      8. Forbearance by Secured Party Not a Waiver. Any forbearance by Secured Party in exercising any right or remedy hereunder, or otherwise afforded by applicable law, shall not be a waiver of or preclude the exercise of any right or remedy. The acceptance by Secured Party of payment of any sum secured by this Agreement and/or under the Note after the due date of such payments shall not be a waiver of Secured Party's right to either require prompt payment when due of all other sums so secured, or to declare a default for failure to make prompt payment.

      9. Uniform Commercial Code Security Agreement. This Agreement is intended to be a security agreement pursuant to the Uniform Commercial Code for any of the items specified above as part of the Collateral which, under applicable law, may be subject to a security interest pursuant to the Uniform Commercial Code, and Debtor hereby grants the Secured Party a security interest in said items. Debtor agrees that Secured Party may file any appropriate document in the appropriate index as a financing statement for any of the items specified above as part of the Collateral. In addition, Debtor agrees to execute and deliver to Secured Party, upon Secured Party's request, any financing statements, as well as extensions, renewals and amendments thereof, and reproductions of this Agreement and/or the Note, in such form as Secured Party may require, to perfect a security interest with respect to said items. Upon the occurrence of an Event of Default (defined below), Secured Party shall have the remedies of a secured party under the Uniform Commercial Code and, at Secured Party's option, may also invoke the other remedies provided in this Agreement and/or the Note as to such items. In exercising any of said remedies, Secured Party may proceed against the items specified above as part of the Collateral separately or together and in any order whatsoever, without in any way affecting the availability of Secured Party's remedies under the Uniform Commercial Code or of the other remedies provided in this Agreement, the Security Instrument and/or the Note.

      10. Events of Default. The Debtor shall be in default under this Agreement when any of the following events or conditions (Event of Default) occur:

            (a) The Debtor fails to comply with any term, obligation, covenant, or condition contained in this Agreement and/or the Note.

            (b) Any levy, seizure, attachment, lien, or encumbrance of or on the Collateral which is not discharged by Debtor within ten (10) days, or any sale, transfer, or disposition of any interest in the Collateral, other than in the ordinary course of business or for commercially reasonable value.

      11. Acceleration in Case of Borrower's Insolvency. If Debtor shall voluntarily file a petition under the federal Bankruptcy Code, as such Code may from time to time be amended, or under any similar or successor federal statute relating to bankruptcy, insolvency, arrangements or reorganizations, or under any state bankruptcy or insolvency act, or file an answer in an involuntary proceeding admitting insolvency or inability to pay debts, or if Debtor shall be


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adjudged a bankrupt, or if a trustee or receiver shall be appointed for Debtor's property, or if the Collateral shall become subject to the jurisdiction of a federal bankruptcy court or similar state court, or if Debtor shall make an assignment for the benefit of its creditors, or if there is an attachment, receivership, execution or other judicial seizure, then Secured Party may, at Secured Party's option, invoke any remedies permitted by this Agreement. Any attorneys' fees and other expenses incurred by Secured Party in connection with Debtor's bankruptcy or any of the other events described in this Section 12 shall be additional indebtedness of Debtor secured by this Agreement.

      12. Waiver of Marshaling. Subject to the existence of the security interest in the Collateral held by WAMCO, Secured Party shall have the right to determine the order in which any or all of the Collateral shall be subjected to the remedies provided by this Agreement and/or the Note, and Secured Party shall have the right to determine the order in which any or all portions of the indebtedness secured by this Agreement are satisfied from the proceeds realized upon the exercise of the remedies provided in this Agreement and/or the Note.

      13. Waiver of Jury Trial. SECURED PARTY AND DEBTOR HEREBY WAIVE THE RIGHT TO ANY JURY TRIAL IN ANY ACTION, CROSS-COMPLAINT, COUNTERCLAIM, OR OTHER PROCEEDING BASED UPON, ARISING OUT OF, OR IN ANY WAY RELATING TO (1) THIS AGREEMENT, OR (2) ANY OTHER PRESENT OR FUTURE INSTRUMENT OR AGREEMENT BETWEEN SECURED PARTY AND DEBTOR WITH RESPECT TO THIS AGREEMENT, OR (3) ANY CONDUCT, ACTS OR OMISSIONS OF SECURED PARTY OR DEBTOR, OR ANY OF THEIR RESPECTIVE DIRECTORS, OFFICERS, MEMBERS, EMPLOYEES, AGENTS, ATTORNEYS, OR ANY OTHER PERSONS AFFILIATED WITH SECURED PARTY OR DEBTOR, OR ANY OF THEM, WITH RESPECT TO THIS AGREEMENT.

      14. Miscellaneous

            (a) Remedies Cumulative. Each remedy provided in this Agreement and/or the Note is distinct and cumulative to all other rights or remedies under this Agreement and/or the Note or afforded by law or equity, and may be exercised concurrently, independently, or successively, in any order whatsoever.

            (b) Notices. Any notices permitted or required under this Agreement shall be deemed given upon the date of facsimile transmission addressed to Secured Party at 45 Rockefeller Plaza, Suite 2091, New York, NY 10111, facsimile number 413-618-9011, with copies to counsel Steven S. Karic at Hamburg, Karic, Edwards & Martin LLP, 1900 Avenue of the Stars, Suite 1800, Los Angeles, California 90067-4409, facsimile number 310-552-9291; and addressed to Debtor at Chase Texas Tower, 201 Main Street, Suite 1455, Fort Worth, Texas 76102, facsimile number 817-335-7667, with copies to counsel Derek A. Wolman at Wolman, Babitt & King, L.L.P., 521 Fifth Avenue, 38th Floor, New York, New York 10175, facsimile number 212-867-3784 ; or at any other facsimile number and address as any party may, from time to time, designate by notice given in compliance with this Section 15.


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            (c) Law Governing. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

            (d) Titles and Captions. All section titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

            (e) Agreement Binding. This Agreement shall be binding upon the heirs, executors, administrators, successors and assigns of the parties hereto.

            (f) Presumption. This Agreement or any section thereof shall not be construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

            (g) Further Action. The parties hereto shall execute and deliver all documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of this Agreement.

            (h) Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

      Executed as of the day and year first above stated.


Debtor:                                   Secured Party:

NOW SOLUTIONS, LLC,                       ARGLEN ACQUISITIONS, LLC,
  a Delaware limited liability company      a Delaware limited liability company


By:____________________________           By:____________________________
         Authorized Officer                     Authorized Officer




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